As filed with the Securities and Exchange Commission on August 6, 2026
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
VIA TRANSPORTATION, INC.
(Exact name of registrant as specified in its charter)

Delaware	45-5372621
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

114 5th Ave, 17th Floor, New York, NY	10011
(Address of Principal Executive Offices)	(Zip Code)

Via Transportation, Inc. 2025 Omnibus Incentive Plan
(Full title of the plans)

Daniel Ramot
Chief Executive Officer
Clara Fain
Chief Financial Officer
Via Transportation, Inc.
114 5th Ave. 17th Floor
New York, NY 10011
(Name and address of agents for service)
(917) 877-0915
(Telephone number, including area code, of agent for service)
Copies to:

Colin J. Diamond Shai Marshall Paul Hastings LLP 200 Park Avenue New York, NY 10016 (212) 318-6000	Matthew S. Levine Chief Legal Officer Via Transportation, Inc. 114 5th Ave, 17th Floor New York, NY 10011 (917) 877-0915
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE; INCORPORATION BY REFERENCE OF CONTENTS OF
REGISTRATION STATEMENT ON FORM S-8

Pursuant to General Instruction E of Form S-8, Via Transportation, Inc. (the “Registrant” or the “Company”) is filing this Registration Statement with the Securities and Exchange Commission (the “SEC”) to register 3,863,489 additional shares of Registrant’s Class A common stock, par value $0.00001 per share, reserved for issuance under the Via Transportation, Inc. 2025 Omnibus Incentive Plan (the “2025 Plan”) resulting from an automatic annual increase as of January 1, 2026. This Registration Statement hereby incorporates by reference the contents of the Registrant’s previous Registration Statement on Form S-8 filed with the SEC on September 26, 2025 (File No. 333-290556).
Part I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information called for in Part I of Form S-8 is not being filed with or included in this Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the SEC.
Part II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3.    Incorporation of Documents by Reference.
The Registrant hereby incorporates by reference into this Registration Statement the following documents:

(a) The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 6, 2026;

(b) The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, filed with the SEC on May 12, 2026;

(c) The Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2026, filed with the SEC on August 6, 2026;

(d) The Registrant’s Current Reports on Form 8-K filed with the SEC on May 21, 2026 and July 10, 2026; and

(e) The description of the Registrant’s Class A common stock contained in Exhibit 4.2 to the Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 6, 2026, including any amendment or reports filed for the purpose of updating such description.

In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents with the SEC; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the SEC shall not be deemed incorporated by reference into this Registration Statement..

Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement, or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this Registration Statement, modifies or supersedes such prior statement. Any statement contained in this Registration Statement shall be deemed to be modified or superseded to the extent that a statement contained in a subsequently filed document that is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Under no circumstances will any information furnished under Items 2.02 or 7.01 of Current Report on Form 8-K be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

Item 8.    Exhibits.
The following exhibits are filed herewith or incorporated herein by reference.

Exhibit Number	Description

4.1
Amended and Restated Certificate of Incorporation of Via Transportation, Inc. (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-8 (File No. 333-290556) filed by the Registrant on September 26, 2025).

4.2
Amended and Restated Bylaws of Via Transportation, Inc. (incorporated by reference to Exhibit 4.2 to the Registration Statement on Form S-8 (File No. 333-290556) filed by the Registrant on September 26, 2025).

5.1*	Opinion of Paul Hastings LLP.

23.1*	Consent of Deloitte & Touche LLP.

23.2*	Consent of Paul Hastings LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on the signature page of this Registration Statement).

99.1+
Via Transportation, Inc. 2025 Omnibus Incentive Plan (incorporated by reference to Exhibit 99.5 to the Registration Statement on Form S-8 (File No. 333-290556) filed by the Registrant on September 26, 2025).

99.2+
Form of Restricted Stock Unit Agreement under Via Transportation, Inc. Omnibus Incentive Plan (incorporated by reference to Exhibit 10.9 to the Registration Statement on Form S-1 (File No. 333-289624), filed by the Registrant on August 15, 2025).

107*	Filing Fee Table.
_______________
* Filed herewith.
+ Indicates a management contract or compensatory plan.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on August 6, 2026.

VIA TRANSPORTATION, INC.

By:	/s/ Daniel Ramot
Name:	Daniel Ramot

Title:	Chief Executive Officer

POWER OF ATTORNEY
We, the undersigned directors and officers of the Registrant, hereby severally constitute and appoint Daniel Ramot and Matthew Levine, and each of them singly, our true and lawful attorneys, with full power of substitution, for each of them singly, to do any and all acts and all things and to execute any and all instruments which said attorneys and agents may deem necessary or desirable to enable the Registrant to comply with the Securities Act and any rules, regulations and requirements of the Securities and Exchange Commission thereunder, including, without limitation, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 (this “Registration Statement”) to be filed with the SEC, and any and all pre-effective and post-effective amendments or supplements to this Registration Statement (whether such amendments or supplements are filed before or after the effective date of this Registration Statement), and any related registration statement filed pursuant to Rule 462 under the Securities Act, and any and all instruments or documents filed as part of or in connection with this Registration Statement or any and all amendments thereto (whether such amendments are filed before or after the effective date of this Registration Statement); and each of the undersigned hereby ratifies and confirms all that such attorneys and agents shall do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Daniel Ramot	Chief Executive Officer and Director (Principal Executive Officer)	August 6, 2026
Daniel Ramot

/s/ Clara Fain	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	August 6, 2026
Clara Fain

/s/ Guido de Boer	Director	August 6, 2026
Guido de Boer

/s/ Arnon Dinur	Director	August 6, 2026
Arnon Dinur

/s/ William Nix	Director	August 6, 2026
William Nix

/s/ Nechemia Peres	Director	August 6, 2026
Nechemia Peres

/s/ Charles H. Rivkin	Director	August 6, 2026
Charles H. Rivkin

/s/ Sarah E. Smith	Director	August 6, 2026
Sarah E. Smith